Exhibit 99.1

LONESOME OAK TRADING CO., INC

FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 28, 2019 AND DECEMBER 29, 2018

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholder of Lonesome Oak Trading Co., Inc.

Chatsworth, GA

We have audited the accompanying financial statements of Lonesome Oak Trading Co., Inc. (the Company), which comprise the balance sheet as of December 28, 2019, and the related statements of operations, changes in stockholder’s equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lonesome Oak Trading Co., Inc. as of December 28, 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that Lonesome Oak Trading Co., Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Lonesome Oak Trading Co., Inc. has incurred significant losses with substantial debt outstanding at year end which raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

/s/ WSRP, LLC

Salt Lake City, Utah

April 13, 2020

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Lonesome Oak Trading Co., Inc.

We have audited the accompanying financial statements of Lonesome Oak Trading Co., Inc. (a Georgia corporation), which comprise the balance sheet as of December 29, 2018, and the related statements of operations, accumulated deficit, and cash flow for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financials statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit in accordance with the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s inertial control.  Accordingly, we express no such opinion.  An audit also includes evaluation the appropriateness of accounting policies used, and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lonesome Oak Trading Co., Inc. as of December 29, 2018, and the results of its operations and its cash flow for the year then ended in accordance with accounting principles generally accepted int eh United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern,  As discussed in Note 2 to the financial statements the existence of  certain matters raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to that matter.

/s/ FRED A. MAYFIED & COMPANY

Dalton, Georgia

February 18, 2019

LONESOME OAK TRADING CO., INC

BALANCE SHEETS

(Stated in thousands of dollars, except share amounts)

	December 28, 2019	December 29, 2018

Assets
Cash	$182	$—
Trade receivables, net	5,306	4,357
Accounts receivable - related party	454	72
Repealed tariffs receivable	234	—
Inventory	16,892	18,504
Prepaid expenses	83	49
Total current assets	23,151	22,982

Property and equipment, net	3,326	4,102
Other	116	152
Total assets	$26,593	$27,236

Liabilities and Stockholder's Equity
Liabilities:
Accounts payable	$7,681	$5,524
Accounts payable - related party	4,691	4,748
Accrued expenses	1,510	578
Bank Overdraft	344	358
Bank line-of-credit	8,256	9,597
Current portion of long-term debt	850	942
Current portion of capital lease obligations	—	43
Total current liabilities	23,332	21,790

Long-term debt, net of current portion	—	813
Total liabilities	23,332	22,603

Commitments and contingencies

Stockholder's equity:
Common stock, no par value, 1,000,000 shares authorized, 10,000 shares issued and outstanding at December 28, 2019 and December 29, 2018, respectively	5	5
Paid in capital	7,545	7,014
Accumulated deficit	(4,289)	(2,386)
Total stockholder's equity	3,261	4,633
Total liabilities and stockholder's equity	$26,593	$27,236

The accompanying notes are an integral part of these financial statements.

LONESOME OAK TRADING CO., INC

STATEMENTS OF OPERATIONS

(Stated in thousands of dollars)

	December 28, 2019	December 29, 2018
Revenues	$44,211	$47,666
Cost of revenues	40,506	41,689
Gross profit	3,705	5,977

Operating expenses:
Sales, general and administrative expenses	5,086	5,882
Total operating expenses	5,086	5,882
Operating income (loss)	(1,381)	95
Other (expense) income:
Interest expense, net	(533)	(504)
Other income	11	15
Total other (expense) income, net	(522)	(489)
Net loss	$(1,903)	$(394)

The accompanying notes are an integral part of these financial statements.

LONESOME OAK TRADING CO., INC

STATEMENTS OF CASH FLOW

(Stated in thousands of dollars)

	December 28, 2019	December 29, 2018
OPERATING ACTIVITIES:
Net loss	$(1,903)	$(394)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,074	1,300
Allowance for doubtful accounts	229	60
Inventory and claims reserves	204	—
Gain on sale of fixed assets	(11)	(15)
Changes in assets and liabilities:
Trade receivables	(1,794)	209
Inventories	1,515	(4,007)
Prepaid expenses	2	(68)
Bank overdraft	(14)	(199)
Accounts payable and accrued liabilities	2,925	1,190
Net cash provided by (used in) operating activities	2,227	(1,924)

INVESTING ACTIVITIES:
Proceeds from the sale of property and equipment	3	15
Purchase of property and equipment	(291)	(748)
Net cash used in investing activities	(288)	(733)

FINANCING ACTIVITIES:
Receipt of shareholder receivable	—	2,518
Shareholder capital contribution	531	—
Dividends paid	—	(2,679)
Proceeds from issuance of long-term debt	—	720
Payments on long-term debt	(905)	(729)
Payment of capital lease obligations	(43)	(78)
Net borrowings (payment) on line of credit	(1,340)	2,905
Net cash provided by (used in) financing activities	(1,757)	2,657

INCREASE IN CASH	182	—
CASH, beginning of period	—	—
CASH, end of period	$182	$—

Supplemental cash flow disclosures:
Interest paid	$566	$455

The accompanying notes are an integral part of these financial statements.

LONESOME OAK TRADING CO., INC

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

(Stated in thousands of dollars, except share amounts)

	Common Stock
	Shares	Amount	Paid-In Capital	Accumulated Deficit	Total Equity
Balance, December 30, 2017	10,000	$5	$7,014	$687	$7,706
Dividend distribution	—	—	—	(2,679)	(2,679)
Net loss	—	—	—	(394)	(394)
Balance, December 29, 2018	10,000	5	7,014	(2,386)	4,633
Shareholder contribution	—	—	531	—	531
Net loss	—	—	—	(1,903)	(1,903)
Balance, December 28, 2019	10,000	$5	$7,545	$(4,289)	$3,261

The accompanying notes are an integral part of these financial statements.

LONESOME OAK TRADING CO., INC

NOTES TO FINANCIAL STATEMENTS

(Stated in thousands of dollars, except per share amounts)

1.	OPERATIONS

The Company, located in Eton, Georgia is a tufted textile (carpet) manufacturer.  The Company sells carpet primarily domestically and purchases and resells hardwood flooring and luxury vinyl tile.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company's accounting policies reflect practices common to the industry and conform to generally accepted accounting principles.  The more significant accounting policies are summarized below.

Fiscal Year - The Company has elected a fiscal year ending on the Saturday nearest to December 31.  The fiscal years ended December 28, 2019 and December 29, 2018 consisted of 52 weeks.

Going Concern – The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business.  The ability of the Company to continue as a going concern is predicated upon, among other things, the Company renewing or replacing the maturing line of credit continued support of major suppliers through extended credit terms, the Company generating sufficient cash flow to meet its current obligations and a return to profitability.

The Company has a $10,000 line of credit with Synovus Bank.  The loan documents include various financial and nonfinancial covenants including a limit on capital expenditure, encumbering assets, incurring debt, compliance with other agreements and applicable laws, restricting dividends, fixed charge ratio and an unqualified audit opinion, all of which the Company is in violation at December 28, 2019 and December 29, 2018.

Estimates - Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, and the reported revenue and expenses during the periods.  Actual results could vary from the estimates that were used.

Fixed Assets - Fixed assets are stated at cost and are depreciated on the double-declining balance method over the following estimated useful lives:  Machinery and equipment are 5 to 7 years, Vehicles are 5 years, furniture and equipment are 5 to 7 years, and leasehold improvements are 7 to 39 years.

Leasehold improvements were made to facilities leased from the sole shareholder, see Note 7, Related Party Transactions.

Maintenance, repairs and minor renewals are charged against earnings when incurred.  Additions and major renewals are capitalized.

	December 28, 2019	December 29, 2018
Property and equipment, net:
Machinery and equipment	$18,810	$18,513
Furnishings and fixtures	332	332
Leasehold improvements	2,481	2,481
	21,623	21,326
Less: Accumulated depreciation	(18,297)	(17,224)
	$3,326	$4,102

LONESOME OAK TRADING CO., INC

NOTES TO FINANCIAL STATEMENTS

(Stated in thousands of dollars, except per share amounts)

Inventories - Inventories are stated at the lower of first-in, first -out (FIFO) cost or net realizable value and consist of the following:

	December 28, 2019	December 29, 2018
Inventory, net
Raw materials	$7,377	$8,817
Work in progress	239	1,194
Finished goods	8,866	8,493
In-transit (finished)	410	—
	$16,892	$18,504

Income Taxes - The Company has elected to be treated as a pass-through entity for federal and Georgia income tax purposes (Subchapter S status), and, as such, is not subject to income taxes.  Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by the sole shareholder on his respective income tax returns.  The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities.  Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no tax positions which must be considered for disclosure.

Accounts Receivable - The Company grants credit to substantially all of its customers.  The Company purchases credit insurance on those customers approved by its credit insurance company.  Uninsured customers and partially insured customers are extended credit by the Company on a customer by customer basis.  Substantially all accounts receivable at December 28, 2019 and at December 29, 2018 were covered by credit insurance.

An allowance for doubtful accounts is reviewed monthly and determined based on historical experience and management's estimate of potential losses.  The allowance for doubtful accounts was $63 and $746 as of December 28, 2019 and at December 29, 2018, respectively.

Credit Risk Concentration - Financial instruments with potential credit risk consist principally of cash and accounts receivable.  Concentration of credit risk with respect to receivables includes large numbers of customers being in the floor covering industry and also concentration in a single customer (20% and 14% of the accounts receivable balance at December 28, 2019 and December 29, 2018, respectively).  These risks are mitigated with credit insurance and the financial strength of the above-mentioned single customer.

Market Concentration - For the years ending December 28, 2019 and at December 29, 2018, one customer represented 10% and 13% of net sales, respectively.  All other customers were less than 5% of net sales.

Revenue Recognition – The Company accounts for its sales revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“Topic 606”) as adopted December 30, 2018, the beginning of the fiscal year. Topic 606 provides a five-step revenue recognition model that is applied to the Company’s customer contracts. Under this model we (i) identify the contract with the customer, (ii) identify our performance obligations in the contract, (iii) determine the transaction price for the contract, (iv) allocate the transaction price to our performance obligations, and (v) recognize revenue when or as we satisfy our performance obligations. The adoption of this standard did not have a material effect on the Company’s financial statements.

Revenue is recognized upon transfer of control of the promised goods or the performance of the services to customers in an amount that reflects the consideration expected to be receive in exchange for those goods or services. The Company enters into contracts that may include various combinations of products and services, which are generally distinct and accounted for as separate performance obligations.

The Company derives revenue primarily from the sale of carpet products, including shipping and handling amounts, which are recognized when the following requirements have been met: (i) there is persuasive evidence of an arrangement, (ii) the sales transaction price is fixed or determinable, (iii) title, ownership and risk of loss have been transferred to the customer, (iv) allocation of sales price to specific performance obligations, and (v) performance obligations are satisfied. At the time revenue is recognized, the Company records a provision for the estimated amount of future returns based primarily on historical experience and any known trends or conditions that exist at the time revenue is recognized. Revenues are recorded net of taxes collected from customers. All direct costs are either paid and or accrued for in the period in which the sale is recorded. Estimated liability for future returns and allowances totaled $190 and $83 at December 28, 2019 and at December 29, 2018, respectively.

LONESOME OAK TRADING CO., INC

NOTES TO FINANCIAL STATEMENTS

(Stated in thousands of dollars, except per share amounts)

3.	NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt at December 28, 2019 and December 29, 2018 is set forth below:

	December 28, 2019	December 29, 2018
Non-interest bearing equipment note payable in monthly installments of $0.7 through June 2019, secured by equipment.	$—	$4
Non-interest bearing equipment note payable in monthly installments of $0.3 through April 2019, secured by equipment.	—	1
Vehicle note payable in monthly installments of $0.4, including interest at a rate of 5.99% per annum, through October 2021, secured by the vehicle. The note was paid in full in February 2020.	9	14
Bank note payable in monthly installments of $15, including interest at 5.25% per annum, through February 2021, secured by substantially all personal property and the assignment of certain life insurance policies of the stockholder. The note was paid in full in February 2020.	205	371
Bank note payable in monthly installments of $26, including interest at 5.25% per annum, through February 2022, secured by substantially all personal property and the assignment of certain life insurance policies of the stockholder. The note was paid in full in February 2020.	636	905
Non-interest bearing equipment note payable in weekly installments of $10 through September 2019, secured by equipment.	—	460
Total notes payable	850	1,755
Less current portion	(850)	(942)
Long-term portion	$—	$813

4.	LINE OF CREDIT

The Company has a $10,000 line of credit which provides for the Company to borrow up to 85% of eligible receivables, 50% of eligible finished goods and 30% of eligible yarn inventory up to $5,000.  Borrowings against the line of credit totaled $8,256 and $9,597 at December 28, 2019 and December 29, 2018, respectively.

Line of credit monthly payments are interest only, at the greater of the Synovus Capital Finance Prime rate plus .5% per annum, or 4%.  The line was originally due in August 2019 but was extended through the end of 2019 until it was paid-in-full on February 6, 2020.

The line of credit is secured by substantially all personal property, inventory, and accounts receivable proceeds thereof; as well as the assignment of certain life insurance policies and the personal guarantee of the shareholder.

The line of credit and bank notes payable contain covenants including, but not limited to, requiring the Company to maintain certain minimum financial ratios, prohibit certain related party transactions, and restricts the purchase of additional fixed assets.  At December 28, 2019 and at December 29, 2018, the Company was in violation of all loan covenants.

5.	LEASES

The Company leases material handling equipment under non-cancelable operating leases.  Rent expense totaled $49 and $21 for the years ended December 28, 2019 and December 29, 2018, respectively.  Future minimum rentals obligations under operating leases are as follows:

2020	$22
2021	8
2022	5
2023	3
$38

6.	ADVERTISING

Advertising and marketing costs consist of advertising in trade publications and attendance at trade shows.  The Company expenses these costs in the period it is incurred.  For the years ended December 28, 2019 and December 29, 2018, advertising expense totaled $12 and $159, respectively.  As of December 28, 2019, there is also $47 of prepaid costs for a trade show in January 2020.

LONESOME OAK TRADING CO., INC

NOTES TO FINANCIAL STATEMENTS

(Stated in thousands of dollars, except per share amounts)

7.	RELATED PARTY TRANSACTIONS

During the years ended December 28, 2019 and December 29, 2018, the Company entered into several related party transactions with Chad McEntire and/or other entities where he is an owner.  Mr. McEntire was the sole owner of the Company until January 2020 (see Note 9 for complete discussion regarding change in ownership).  The following information details those transactions:

Purchases - for the years ended December 28, 2019 and December 29, 2018, the Company purchased $6,252 and $12,781, respectively, of raw material from an entity which is 99% owned by Mr. McEntire. As of December 28, 2019, and December 29, 2018, the Company owed $3,505 and $4,089, respectively, to this entity.  This amount is included in accounts payable for each period.

Sales - The Company sells carpet, yarn and yarn processing services to related parties.  For the year ended December 29, 2018, total sales to the related party were $86 and as of December 29, 2018, $13 was remaining in accounts receivable due from the related party.  There were no transactions during the year ended December 28, 2019.

Related Party Equipment Lease - The Company leases yarn processing equipment from a partnership owned by a noncorporate related party.  The lease requires monthly payments of $14 through January 2021.  As of December 28, 2019, and December 29, 2018, lease payments totaling $449 and $275, respectively, are delinquent and are recorded in accounts payable.  The Company has the option to purchase the equipment at the end of the lease for $39.  Future minimum lease payments under this lease are as follows:

Delinquent	$449
2020	174
2021	15
$638

Net related party equipment lease expense totaled $174 in both 2019 and 2018.

Plant and Office Facilities - The Company rents, on a month-to-month basis, plant facilities from an individual related to the  shareholder. The rent is $15 per month.  Delinquent rent totaling $360 and $180 (24 and 12 months) is recorded in accounts payable at December 28, 2019 and December 29, 2018, respectively.

The Company leases, on a year-to-year basis, from its sole shareholder various office and plant facilities. Annual rent expense for each location is detailed in the following table:

Eton building	$281
1546 building	106
1819 building	266
2750 building	300
Total	$953

At December 28, 2019 and at December 29, 2018, the Company is in default/arrears on the rent payable to the shareholder for $407 and $105, respectively, which is included in accounts payable.  Leasehold improvements totaling $2,346 have been made to properties rented from the shareholder.

Sales Offices and Warehouse Space - A limited liability company owned by the sole shareholder leases three warehouse and sales office facilities and subleases these properties to the Company.  The Company, in turn, subleases the three warehouse and sales offices to three customers on a month-to-month basis.  The Company pays utilities, taxes, and other expenses of these facilities. As of December 28, 2019, the future minimum lease payments under these leases were as follows:

2020	$291
2021	245
2022	153
2023	26
Total	$715

LONESOME OAK TRADING CO., INC

NOTES TO FINANCIAL STATEMENTS

(Stated in thousands of dollars, except per share amounts)

Net facility lease expense, including utilities and other expenses during the years ended December 28, 2019 and December 29, 2018 were $246 and $228, respectively.

Other Transactions –

•	Mr. McEntire is a 50% member of Blacklist Capital which lent the Company a total of $53 during 2019. The balance was paid in full during December 2019.
•

Mr. McEntire is a 100% member of Left Lane Transport.  The Company utilized certain vehicles from this entity during 2019 and paid for necessary repairs and licenses totalling $29.  As of December 28, 2019, the Company was owed $21 from Left Lane Transport. As of January 2020, the balance owed was paid in full.

•

Mr. McEntire is a 100% member of JCM Holdings.  The Company leased certain buildings from this entity during 2019 and lent money to them as needed throughout 2019.  The maximum amount owed during 2019 from this lending activity was $634.  As of December 28, 2019, the Company was owed $634 from JCM Holdings.  As of January 2020, balance owed was paid in full during January 2020.

•

Mr. McEntire is a 100% member of McEntire Properties which lent the Company a total of $33 during 2019.  Additionally, during 2019, the Company lent McEntire properties a total of $127. As of December 28, 2019, the Company owed McEntire Properties $29. The balance was paid in full during January 2020.

•

During 2019, Mr. McEntire personally purchased two tufting machines on behalf of the Company.  The machines were placed in service and the Company recorded a payable to Mr. McEntire in the amount of $80.  As of December 28, 2019, the Company owed Mr. McEntire $60. The balance was paid in full during January 2020.

•

During 2019, Mr. McEntire supported the Company’s operations by utilizing his personal line of credit.  The maximum amount owed to Mr. McEntire during 2019 was $186.  As of December 28, 2019, the Company owed Mr. McEntire $126. The balance was paid in full during January 2020.

•	During 2019, Mr. McEntire utilized Company funds for personal expenses. As of December 28, 2019, Mr. McEntire owed the Company $15. The balance was paid in full during January 2020.

8.	PRODUCT WARRANTY RESERVES

The Company generally provides product warranties related to manufacturing defects and specific performance standards for its products.  Product warranty reserves are included in accrued expenses in the accompanying financial statements totalling $190 and $83 as of December 28, 2019 and December 29, 2018, respectively.

9.	SUBSEQUENT EVENTS

On November 1, 2019, the Company's sole shareholder entered into a purchase agreement, as amended, with Marquis Industry to sell all of the issued and outstanding capital stock of the Company as of January 31, 2020 for $2,000.  Under the purchase agreement, Marquis will pay-off the bank line of credit and the two bank term loans as well as assume all trade payables and other liabilities.  The Company distributed the value of all leasehold improvements as well as related party balances to the existing shareholder prior to January 31, 2020.

Management has evaluated subsequent events through the date of filing this report, which is also the date of the financial statements were available to be issued.  Except as disclosed above, no subsequent events were noted during this evaluation that require recognition or disclosure in these financial statements.